CONSULTING AGREEMENT


This Agreement made as of January 1, 1996, by and between PaperClip Imaging Software, Inc., a Delaware corporation, having its business address at Three University Plaza, Hackensack, New Jersey 07601 (the "Company"), and Stephen
Kornfeld, having a business address at 719 North Ocean
Boulevard, Delray Beach, Florida 33483 ("Consultant").

	______________________

	A. Consultant has performed various consulting services to the Company and is willing to continue to perform such services, and the Company desires to continue to avail itself of Consultant's services.

	B. The Company wishes to compensate Consultant for services heretofore rendered to the Company and to establish a compensation arrangement for services to be rendered by Consultant in the future.

	THEREFORE, in consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

1.  Provision of Services.

	(a) Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, to place at the disposal of the Company his judgment and experience and to provide consulting services to the Company including the following:

	(i)	assist in the evaluation of the Company's
executive, managerial, financial research and development and marketing requirements;

	(ii)	assist in the preparation of budgets and business
plans and in evaluating the Company's financial requirements and opportunities;

	(iii)	assist in recruiting, screening, evaluating and
recommending key personnel, directors, accountants, commercial and investment bankers, underwriters, and other professional consultants;

	(iv)	advise with regard to sales planning and sales
activities;

	(v)	advise with regard to stockholder relations and
public relations matters; and

	(vi)	serve as a member of the Company's Advisory
Committee.

	(b) All services shall be rendered by Consultant at the request of the Company at such times and at such locations as shall be mutually agreed upon from time to time.

2. Term. Consultant's retention hereunder shall be for a term of three (3) years commencing as of January 1, 1996.



3.  Compensation.

	(a) As full consideration for services previously rendered by Consultant and to be rendered by Consultant hereunder, the Company agrees to issue to Consultant, in arrears, and Consultant agrees to accept, options, exercisable for a period of five (5) years from the date of issuance, to purchase shares of its Common Stock at an exercise price of $2.50 per share, as follows:

	(i)	As of January 1, 1996, for services rendered
through December 31, 1995, options to purchase
10,000 shares;

	(ii)	As of January 1, 1997, for services rendered from
January 1, 1996 through December 31, 1996, options to purchase 10,000 shares;

	(iii)	As of January 1, 1998, for services rendered from
January 1, 1997 through December 31, 1997, options to purchase 10,000 shares; and

	(iv)	As of January 1, 1999, for services rendered from
January 1, 1998 through December 31, 1998, options to purchase 10,000 shares.

	(b) If Consultant dies or becomes disabled in any calendar year during the terms of this Agreement, Consultant (or his estate or legal representative) shall receive the options issuable to Consultant hereunder for that calendar year and, if one or more years remain in the term of this Agreement, for the next such year. Consultant shall be deemed to be disabled if for any period of 90 consecutive days, he is unable to render services to the Company. Options shall be issued pursuant to this Section 3(b) within 30 days of the end of such 90 day period or notification by Consultant's estate of the appointment of an executor or administrator.

	(c) In the event Consultant notifies the Company at any time during the term of this Agreement that Consultant is unable or unwilling to continue to provide services to the Company hereunder, then within 30 days of receipt of such notice by the Company, the Company will issue to Consultant options for a number of shares that is pro rata to the portion of the term of the Agreement for which Consultant has not received compensation; and thereafter, the Company shall have no further obligation to Consultant.

	(d) Upon the "commencement of a tender offer" for the Company's Common Stock, as defined in Rule 14d-2 promulgated under the Securities and Exchange Act of 1934, or any subsequent comparable Federal rule or regulation governing tender offers, or thirty (30) days prior to: (i) a dissolution or liquidation of the Company, (ii) the effective date a merger or consolidation in which the Company is not the surviving corporation, (iii) the effective date a merger or consolidation in which the Common Shares of the Company are converted into cash or other consideration (other than stock or securities of the Company), or (iv) the effective date of any sale of all or substantially all of the assets of the Company are sold, all of the options issuable to Consultant pursuant to this Agreement for the years remaining in the term of this Agreement but not yet issued, shall be issued to Consultant. The Consultant shall be entitled to exercise all options issued pursuant to the immediately preceding sentence or prior thereto regardless of whether the tender offer is successful or such merger, consolidation or sale is completed. Upon the dissolution or liquidation of the Company, any options issued hereunder shall terminate. Upon (i) the occurrence of a merger or consolidation in which the Company is not the surviving corporation, or (ii) a merger or consolidation in which the Common Stock of the Company is converted into cash or other consideration (other than stock or securities of the Company), the options issued pursuant to this Agreement shall not terminate but shall be subject to such adjustment or amendment as the Board of Directors of the Company may deem appropriate and equitable, and any such adjustment shall be final, binding and conclusive.

	(e)	The Company shall use its best efforts, as soon as
practicable, in its sole discretion, to cause the shares underlying the options to be registered under the Securities
Act of 1933 on Form S-8 or other appropriate form and shall use its best efforts to maintain the effectiveness thereof until such shares have been sold or until an exemption from the registration requirements of such Act shall be available.

4. Expenses. The Company agrees to reimburse Consultant, promptly upon receipt of documentation, for reasonable expenses authorized by the Company and incurred by the Consultant in connection with services rendered hereunder.

5.  Liability of Consultant.

	(a) In furnishing the Company with management advice and other services as herein provided, Consultant shall not be liable to the Company or its creditors for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of his duties or reckless disregard of his obligations and duties under the terms of this Agreement.

	(b) It is further understood and agreed that Consultant may rely upon information furnished to him reasonably believed to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of Consultant.

6. Status of Consultant. Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act or represent the Company.


7. Other Activities of Consultant. The Company recognizes that Consultant now renders and may continue to render management and other services to other companies. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote his full time and attention to the performance of his duties under this Agreement, but shall devote only so much of his time and attention as he and the Chief Executive Officer of the Company shall agree from time to time is reasonable or necessary for such purposes.

8. Confidentiality. Consultant shall execute a confidentiality agreement in the form executed by employees and consultants of the Company generally or in such other form as shall be reasonably required by the Company, and the provisions of such agreement shall survive the termination or expiration of this Agreement.

9.  Miscellaneous.

	(a) This Agreement may not be assigned by either party, except that the Company may assign it in connection with the transfer of all or substantially of all its assets. This
Agreement shall be binding on the successors and representatives of the parties.

	(b) Any notice required to be given pursuant to this Agreement shall be in writing and shall be effective when delivered by hand, overnight courier service, telefax or mail.

	(c) This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings between them regarding the subject matter hereof. This Agreement shall be construed and interpreted according to the laws of the State of New Jersey, without giving effect to its conflicts of laws provisions.

	IN WITNESS WHEREOF, the parties have executed, or caused to be executed by their officers or representatives duly authorized, this Consulting Agreement as of the day and year first above written.

PAPERCLIP IMAGING SOFTWARE, INC.



By: 		/s/ William Weiss
William Weiss, Chief Executive Officer



/s/ Stephen Kornfeld
Stephen Kornfeld

CLARIFICATION






It is understood and agreed that the stock options referred to in Paragraph 3 of the Consulting Agreement between the undersigned as of January 1, 1996, will all be issued pursuant to the Company's 1995 Stock Option Plan.

Dated:  as of 1/1/96

PAPERCLIP IMAGING SOFTWARE, INC.


By\s\ William Weiss
William Weiss, CEO



\s\ Stephen Kornfeld
Stephen Kornfeld